Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
CATALYST PHARMACEUTICAL PARTNERS, INC.
     The undersigned Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, hereby adopts the following Certificate of Incorporation:
ARTICLE I.
NAME
The name of the corporation is Catalyst Pharmaceutical Partners, Inc. (the “Corporation”)
ARTICLE II
REGISTERED OFFICE
     The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle, State of Delaware (zip code 19808). The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
PURPOSES
     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Laws for the State of Delaware (“DGCL”)
ARTICLE IV
CAPITAL STOCK
     The total number of shares of capital stock which the Corporation shall have the authority to issue is 105,000,000, of which (i) 100,000,000 shares shall be Common Stock, par value $0.001 per share (the “Common Stock”) and (ii) 5,000,000 shares shall be Preferred Stock, par value $0.001 per share (the “Preferred Stock”).
     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below.
A. Common Stock
     Section 1. General. Except as otherwise expressly provided, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

1 of 7

     Section 2. Voting. Each holder of record shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.
     Section 3. Dividends. Subject to applicable law, the holders of shares of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in such dividends.
     Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation entitled for distribution.
B. Preferred Stock
     Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law in the State of Delaware, to establish or change from time-to-time and fix the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article IV to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of the majority of the Directors then in office or a majority of the members of such committee. The authority of the Board of Directors or any authorized committee thereof shall include, but not be limited to, the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:
     (a) The distinctive serial designation and the number of shares constituting such series;
     (b) The dividend rates of the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;
     (c) The amounts payable on, and the preferences, if any, of the shares of the series in respect of dividends, and whether such dividends, if any, shall be full or cumulative;
     (d) The dates at which dividends, if any, shall be payable;
     (e) The voting powers, full or limited, if any, of the shares of such series;

2 of 7

     (f) Whether the shares of such series shall be redeemable, and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;
     (g) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
     (h) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;
     (i) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
     (j) The price or other consideration for which the shares of such series shall be issued;
     (k) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and
     (l) Such other powers, preferences, rights, qualifications, limitations, and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.
C. Rights
     The Board of Directors is expressly authorized to create and issue rights (the “Rights”) entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:
(a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights;
(b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation;

3 of 7

(c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of Rights in the event of a combination, split or recapitalizations of any capital stock of the Corporation, a change in ownership of the Corporation’s securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights;
(d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void;
(e) Provisions that permit the Corporation to redeem the Rights; and
(f) The appointment of a Rights Agent with respect to the Rights;
and such other provisions relating to the Rights as may be determined by the Board of Directors.
ARTICLE V
INCORPORATOR
     The incorporator of the Corporation is Philip B. Schwartz, whose mailing address is One Southeast Third Avenue, Miami, Florida 33131.
ARTICLE VI
STOCKHOLDER ACTION
     Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.
ARTICLE VII
DIRECTORS
     Section 1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided for herein or required by law.
     Section 2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.
     Section 3. Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors.

4 of 7

     Notwithstanding the foregoing, whenever, pursuant to the provision of Article IV of this Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or with holders of other such series, of Preferred Stock, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable thereto.
     During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected or qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.
     Section 4. Vacancies.
     Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies and newly created directorships in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the full preceding sentence shall hold office until the next annual meeting of stockholders or until such Director’s successor shall have been duly elected or qualified or until his or her earlier death, resignation, or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full board of Directors until the vacancy is filled.
     Section 5. Removal.
     Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be

5 of 7

removed from office only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director.
ARTICLE VIII
LIMITATION OF LIABILITY
     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.
ARTICLE IX
AMENDMENT OF BY-LAWS
     Section 1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors.
     Section 2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class, provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal it shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting as a single class.
ARTICLE X
AMENDMENT OF CERTIFICATE OF INCORPORATION
     The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by

6 of 7

the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article VI, VII, VIII, IX or X of this Certificate of Incorporation.
     Executed this 21st day of July, 2006 by:

/s/ Philip B. Schwartz
Philip B. Schwartz, Incorporator

7 of 7